Exhibit 99.2

NorthWestern Corporation
d/b/a NorthWestern Energy
125 S. Dakota Ave.
Sioux Falls, SD 57104
www.northwesternenergy.com

News Release	NASDAQ: NWEC

FOR IMMEDIATE RELEASE

Media/Investor Relations Contact:

Roger Schrum

605-978-2848

roger.schrum@northwestern.com

NORTHWESTERN EMERGES FROM CHAPTER 11

Company Successfully Completes Financial Reorganization

New Common Stock to Begin Trading on NASDAQ

SIOUX FALLS, S.D. – Nov. 1, 2004 – NorthWestern Corporation, d/b/a NorthWestern Energy, announced that its confirmed plan of reorganization (the “Plan”) became effective today, and the Company has emerged from Chapter 11.  As previously announced, the U.S. Bankruptcy Court for the District of Delaware confirmed the Company’s Plan on October 8, 2004, and the Court’s order was entered on October 20, 2004.

Gary G. Drook, President and Chief Executive Officer of NorthWestern, said, “This is an important day for the “new” NorthWestern, as we have completed a highly successful restructuring in a very short timeframe without raising our customers’ utility rates. Today, we are beginning a new phase as a focused electric and natural gas utility with a solid capital structure, greatly reduced debt and improved operational efficiency.  We are excited now to turn our full attention to growing our utility business in a smart way and seeking new and innovative ways to continue to improve reliability and service to our customers.”

As a result of NorthWestern’s restructuring, the Company’s debt was reduced from $2.2 billion to approximately $850 million including the effect of refinancing.  The Company’s restructuring also resulted in the disposition of significant nonutility assets, a simplification in its corporate structure and a reduction in overhead costs.

NorthWestern will have approximately $710 million in book equity with 35.5 million common shares distributed to the Company’s creditors.  A total of 4,409,100 of these shares, or 13.5 percent, of the new common stock, is being held in reserve pending resolution of contingent or otherwise unliquidated claims.

New Common Stock Distribution

As previously announced, NorthWestern’s financial reorganization was achieved through a debt-for-equity swap.  Terms of the Plan, including distribution of the new common stock, include:

•                  Holders of the Company’s senior unsecured notes (Class 7 claims) received 28,250,900 shares of new common stock in exchange for $898,264,683 in allowed claims.

– More –

•                  Holders of NorthWestern’s Trust Originated Preferred Securities (Class 8(a) claims) received 2,278,769 shares in exchange for $321,069,399 in allowed claims.  Class 8(a) holders also received 4,366,092 in common stock warrants which may be exercised for a period of three years from the effective date.

•                  Holders of the Company’s Montana QUIPs (Class 8(b) claims), based on their choices, will receive either their pro rata share of 505,591 shares of new common stock in exchange for their claims, including any litigation claims, or they will continue the litigation against the Company generally referred to as the QUIPS Litigation and will receive a distribution, if any, only upon final resolution of the QUIPS Litigation.

•                  4,409,100 shares (13.5% of the shares allocated for Class 7 and 9) have been reserved for further distribution to Class 9 claimants at such time as those claims are deemed allowed.  Reserved claims are valued at approximately $140 million.

•                  Holders of secured bonds, including the Company’s First Mortgage, Pollution Control and Gas Transition Bonds, are not impaired and have been reinstated.

•                  Unless specifically provided for in the Plan, environmental claims were not impaired and will be satisfied in full.  With respect to the Milltown Dam Superfund site, the Company will fulfill its obligations consistent with the previous court-approved settlement.

•                  NorthWestern’s old common stock, which traded on the OTC Pink Sheets under the symbol NTHWQ, was cancelled effective today at 5:00 p.m. Eastern time, and no distribution will be available to holders of those securities.

NASDAQ Approves Trading of New Common Stock

NASDAQ National Market has approved the listing of NorthWestern’s new common stock and warrants beginning November 2, 2004.  The Company’s new common stock symbol is “NWEC.” The symbol for the warrants is “NWECW.”  LaSalle Bank will serve as the Company’s stock transfer agent for the new common stock and warrants.

“We are excited about being listed on NASDAQ and having our new common stock begin trading on the national market,” said Drook.  “This swift and successful turnaround was the result of the commitment and collaboration of many people, chief among them NorthWestern’s hard-working employees who helped ensure that our customers were not affected by this process.”

About NorthWestern Energy

NorthWestern Corporation (NASDAQ: NWEC) d/b/a NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 608,000 customers in Montana, South Dakota and Nebraska.  More information on NorthWestern Energy is available on the Company’s new Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

On one or more occasions, we may make statements in this news release regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts, included or incorporated by reference herein relating to management’s current expectations of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. On September 14, 2003, NorthWestern Corporation filed a voluntary petition for relief under the provisions of Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. On May 4, 2004, our subsidiary, Netexit, Inc. (f/k/a Expanets, Inc.) filed a voluntary petition for relief under the provisions of Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

Words or phrases such as “anticipates,” “may,” “will,” “should,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that our projections will be achieved. Factors that may cause such differences include but are not limited to:

Factors Relating to Our Bankruptcy

•                  our ability to obtain and maintain normal terms with vendors and service providers;

•                  the potential adverse impact of the Chapter 11 case on our liquidity or results of operations;

•                  our ability to fund and execute our business plan;

•                  the potential adverse impact of the Netexit Chapter 11 case on our liquidity;

•                  our ability to avoid or mitigate an adverse ruling as to Magten Asset Management Corporation’s appeal of the order confirming our plan of reorganization;

•                  our ability to avoid or mitigate an adverse judgment against us in that certain lawsuit seeking to recover assets or damages on behalf of Clark Fork and Blackfoot, L.L.C., one of our subsidiaries which we refer to as Clark Fork, filed by Magten Asset Management Corporation and Law Debenture Trust Company of New York, which we refer to as the QUIPs Litigation;

•                  our ability to avoid or mitigate an adverse judgment against us in that pending litigation styled as McGreevey et al v. The Montana Power Company, the shareholder class action lawsuit relating to the disposition of the generating and energy related assets by the entity formerly known as The Montana Power Company, excluding our acquisition of the electric and natural gas transmission and distribution business formerly held by The Montana Power Company entity, together with ERISA litigation regarding The Montana Power Company Employee Stock Ownership Plan and 401(k) plan, which has been settled pending approval by the Bankruptcy Court and the U.S. District Court in Montana where the litigation is pending;

•                  our ability to avoid or mitigate an adverse judgment against us in the In Re NorthWestern Securities Litigation and Derivative Litigation relating to the restatement of our 2002 quarterly financial statements and other accounting and financial reporting matters, which has been settled pending approval by the U.S. District Court in South Dakota where the litigation is pending;

•                  our ability to avoid or mitigate an adverse judgment against us in existing other shareholder and derivative litigation or any additional litigation and regulatory action, including the formal investigation initiated by the SEC, in connection with the restatement of our 2002 quarterly financial statements and other accounting and financial reporting matters, any of which could have a material adverse effect on our liquidity, results of operations and financial condition;

General Factors

•                  unscheduled generation outages, maintenance or repairs which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;

•                  our ability to operate pursuant to the terms of our new credit facility and senior secured notes issued on November 1, 2004;

•                  unanticipated changes in usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, in combination with reduced availability of trade credit, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•                  adverse changes in general economic and competitive conditions in our service territories;

•                  potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators, including the final order of the Montana Public Service Commission, which we refer to as the MPSC, disallowing the recovery of $6.2 million of natural gas costs we incurred during the 2003 tracker year, and an interim order disallowing the recovery of approximately $4.6 million of natural gas costs during the 2004 tracker year, which has had and could continue to have a material adverse affect on our liquidity, results of operations and financial condition;

•                  increases in interest rates, which will increase our cost of borrowing;

•                  certain other business uncertainties related to the occurrence or threat of natural disasters, war, hostilities and terrorist actions;

•                  our ability to attract, motivate and/or retain key employees; and

•                  our ability to maintain an effective internal control structure.

We have attempted to identify, in context, certain of the factors that we believe may cause actual future experience and results to differ materially from our current expectation regarding the relevant matter or subject area. In addition to the items specifically discussed above, our business and results of operations are subject to the uncertainties described under the caption “Risk Factors” which is a part of the disclosure included in Item 2 of our Quarterly Report on Form 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

From time to time, oral or written forward-looking statements are also included in our reports on Forms 10-K, 10-Q and 8-K, Proxy Statements on Schedule 14A, news releases and other materials released to the public. Although we believe that at the time made, the expectations reflected in all of these forward-looking statements are and will be reasonable, any or all of the forward-looking statements in this news release, our quarterly reports on Form 10-Q, Forms 10-K and 8-K, our Proxy Statements on Schedule 14A and any other public statements that are made by us may prove to be incorrect. This may occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this news release, certain of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this news release or other public communications that we might make as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in our subsequent annual and periodic reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

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